Exhibit 4.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of March 26, 2008, is entered into by and between Silicon Graphics, Inc., a Delaware corporation (as debtor in possession and reorganized debtor, as applicable, “Company”), and the undersigned holders of Registrable Common Stock. This Agreement amends, restates and supersedes in its entirety that certain Registration Rights Agreement, dated as of October 17, 2006 and amended as of February 14, 2008 (the “Original Agreement”), between the Company, the undersigned investors and the other investors listed on Exhibit C hereto (collectively, the “Investors” and individually an “Investor”), and the additional investors listed in Exhibit D hereto (collectively, the “Additional Investors” and individually an “Additional Investor”).

WHEREAS, on May 8, 2006, the Company and certain of its subsidiaries (as debtors in possession and reorganized debtors, as applicable, together with the Company, collectively, the “Debtors”) commenced cases under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101, et seq. (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

WHEREAS, the Company issued shares of common stock, par value one cent ($.01) per share (the “Common Stock”), of the reorganized Company (the “New Common Stock”) and offered and sold shares of New Common Stock (the “Rights Offering Shares”) pursuant to a rights offering (the “Rights Offering”) in connection with the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated July 27, 2006 (as modified, the “Plan”), which Plan was confirmed pursuant to an order of the Bankruptcy Court dated September 19, 2006.

WHEREAS, in connection with the consummation of the transactions contemplated by those certain Backstop Commitment Agreements, each dated as of July 31, 2006 (the “Backstop Commitment Agreements”), by and between the Company and each of the Investors, the Investors acquired shares of Common Stock in accordance with the provisions of the Backstop Commitment Agreements (the “Backstop Shares”, and together with the New Common Stock and the Rights Offering Shares, the “Investor Shares”).

WHEREAS, in consideration of the Investors’ commitment to purchase the Investor Shares pursuant to and on the terms and conditions set forth in the Plan and in the Backstop Commitment Agreements, the Company agreed to enter into the Original Agreement to provide certain registration rights with respect to the securities held by Investors.

WHEREAS, the Company and the Investors desire to amend and restate the Original Agreement on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Additional Investor” and “Additional Investors” have the meanings set forth in the introductory paragraph.

“Additional Investor Shares” means the shares of the Company’s common stock purchased by each Additional Investor pursuant to that certain Stock Purchase Agreement, dated as of February 14, 2008, by and among the Company and the Additional Investors, as set forth on Exhibit A attached thereto.

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Value” has the meaning set forth in Section 11 hereof.

“Agreement” means this Amended and Restated Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Amended and Restated Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Backstop Commitment Agreements” has the meaning set forth in the recitals.

“Backstop Shares” has the meaning set forth in the recitals.

“Bankruptcy Code” has the meaning set forth in the recitals.

“Bankruptcy Court” has the meaning set forth in the recitals.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Chapter 11 Cases” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in the second sentence of Section 16(c) hereof.

“Debtors” has the meaning set forth in the recitals.

“Defaulting Holder” has the meaning set forth in Section 11 hereof.

“Demanding Key Holder” means a Key Holder requesting a Demand Registration pursuant to Section 2(a) hereof.

“Demand Registration” has the meaning set forth in Section 2(a) hereof.

“Demand Registration Delay Period” has the meaning set forth in Section 2(f) hereof.

“Demand Registration Statement” has the meaning set forth in Section 2(b) hereof.

“Demand Registration Statement Filing Date” has the meaning set forth in Section 2(a) hereof.

“Demand Rights” has the meaning set forth in Section 12(a) hereof.

“Effectiveness Default” has the meaning set forth in Section 11 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC thereunder.

“Filing Default” has the meaning set forth in Section 11 hereof.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection therewith and make themselves available to participate in “road-shows” and other customary marketing activities in such locations (domestic and foreign) as reasonably recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Common Stock) and (b) the Company prepares preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to a Shelf Registration Statement) for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

“Fully Marketed Underwritten Offering” means an underwritten offering in which there is Full Cooperation but shall not include a “registered direct” or other agented transaction that does not involve the preparation of a preliminary prospectus or preliminary prospectus supplement in the case of the offering pursuant to a Shelf Registration Statement.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Investor” and “Investors” have the meanings set forth in the introductory paragraph.

“Investor Shares” has the meaning set forth in the recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Key Holder” means (i) any Investor, together with its Affiliates, holding at least seven and one-half percent (7.5%) of the outstanding Common Stock as of the Effective Date of the Plan (as defined in the Plan) and such transferees as provided in Section 14 hereof; and (ii) any Additional Investor, together with its Affiliates, and such transferees as provided in Section 14 hereof; provided however, Additional Investors shall not be deemed Key Holders for purposes of Section 2(a), Section 2(c), the first and last sentence of Section 2(d), Section 3(a) Section 3(b) or Section 3(d).”

“Liquidated Damages” has the meaning set forth in Section 11 hereof.

“New Common Stock” has the meaning set forth in the recitals.

“Original Agreement” has the meaning set forth in the introductory paragraph.

“Permitted Free Writing Prospectus” has the meaning set forth in Section 13 hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Piggyback Registration Statement” has the meaning set forth in Section 4(a) hereof.

“Plan” has the meaning set forth in the recitals.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, all amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Common Stock” means (i) the Investor Shares, (ii) the Additional Investor Shares; provided, however, that the Additional Investor Shares shall not be deemed Registrable Common Stock for purposes of Section 16(k); (iii) any other shares of Common Stock held by any of the Key Holders now or in the future, and (iv) any other securities into or for which the Common Stock referred to in clauses (i) or (ii) or (iii) has been converted, substituted or exchanged, and any securities issued or issuable with respect thereto upon any stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that a share of Common Stock will cease to be Registrable Common Stock if (a) a registration statement covering such share of Common Stock has been declared effective by the SEC and such share of Common Stock has been sold or disposed of pursuant to such effective registration statement, or (b) such share of Common Stock has been sold or disposed of pursuant to Rule 144 (or any successor rule) under the Securities Act; or (c) such share of Common Stock has been transferred to a Person who is not (and does not become as a result of such transfer) a Key Holder; or (d) such share of Common Stock ceases to be outstanding.

“Registration Default” has the meaning set forth in Section 11 hereof.

“Registration Expenses” has the meaning set forth in Section 9(a) hereof.

“Registration Statement” means any registration statement of the Company that covers the resale of any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rights Offering” has the meaning set forth in the recitals.

“Rights Offering Shares” has the meaning set forth in the recitals.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute and the rules and regulations of the SEC thereunder.

“Shelf Registration” has the meaning set forth in Section 3(a) hereof.

“Shelf Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Shelf Registration Statement Filing Date” has the meaning set forth in Section 3(a) hereof.

“Suspension Default” has the meaning set forth in Section 11 hereof.

“Takedown Default” has the meaning set forth in Section 11 hereof.

“transferee” has the meaning set forth in Section 14 hereof.

“underwritten registration” or “underwritten offering” means an offering in which securities of the Company are sold to one or more underwriter (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 3(b) hereof.

“Underwritten Shelf Takedown Delay Period” has the meaning set forth in Section 3(f) hereof.

2.	Demand Registrations.

(a) Demand Registration on Form S-1. At any time and from time to time, any Key Holder may request, in writing, that the Company effect the registration on Form S-1 (or any successor form) providing for the resale pursuant to Rule 415 from time to time of Registrable Common Stock owned by such Key Holder (a “Demand Registration”), in accordance with the methods of distribution set forth in such Demand Registration Statement (which plan of distribution is attached hereto as Exhibit A, modified to be consistent with then current market practice and in accordance with then applicable securities laws, rules and regulations); provided, however, that if the Key Holder requesting a Demand Registration pursuant to this Section 2(a) intends to distribute the Registrable Common Stock by means of an underwritten offering, the Demand Registration shall not provide for resale pursuant to Rule 415 and the plan of distribution shall be that plan of distribution provided by the lead underwriter for the underwritten offering. As promptly as practicable after such request, but in any event within sixty (60) days after the Company’s receipt of such request by the Key Holder (the “Demand Registration Statement Filing Date”), the Company shall file a registration statement on Form S-1 or such other form under the Securities Act then available to the Company. The Company shall use its commercially reasonable best efforts to cause a Demand Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. Notwithstanding anything to the contrary herein, (i) the right to request a Demand Registration pursuant to this Section 2(a) shall be suspended upon the Company becoming eligible to file a Registration Statement on Form S-3 (or any successor form), provided that the Company has filed a Shelf Registration Statement (as defined below) and such Shelf Registration Statement has been declared effective by the SEC, and (ii) the right to request a Demand Registration pursuant to this Section 2(a) shall terminate if none of the events specified in clauses (i), (ii) or (iii) in the immediately following sentence occurs. The foregoing notwithstanding, the Key Holders shall be entitled to exercise their Demand Registration rights during the term of this Agreement in the event (i) the Company, after filing the Shelf Registration Statement, is no longer eligible to use Form S-3 prior to the expiration of the time period specified in Section 3(g), (ii) the Shelf Registration is withdrawn prior to the expiration of the time period specified in Section 3(g) or (iii) sales under the Shelf Registration Statement are suspended for periods in excess of those set forth in the last sentence of Section 3(f).

(b) Notice of Demand Registration on Form S-1. Upon receipt of any request for a Demand Registration, the Company shall promptly, but in any event within five (5) Business Days after the Company’s receipt of such request by the Key Holder, give written notice of such proposed registration to all other Key Holders. Such Key Holders shall have the right, by giving written notice to the Company within ten (10) days after the Company provides its notice, to elect to have included in such registration such shares of their Registrable Common Stock as such Key Holders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2(e). Thereupon, the Company shall, as expeditiously as possible, use commercially reasonable best efforts to effect the registration of all Registrable Common Stock which the Company has been requested to so register (the “Demand Registration Statement”).

(c) Number of Demand Registrations. Each Key Holder on the date hereof shall be entitled to request two (2) Demand Registrations pursuant to Section 2(a). For purposes of Section 2, a request for registration shall not be counted as a Demand Registration (i) until such time as the Demand Registration Statement has been declared effective by the SEC (provided that the requesting Key Holder may withdraw its request for such registration and such request shall not count as a Demand Registration if (X) such withdrawal is as a result of information concerning the business or financial condition of the Company which is made known to the Key Holders after the date on which such registration was requested or (Y) the Demanding Key Holder agrees to pay the Registration Expenses therefor pursuant to Section 9); or (ii) if, as a result of an exercise of the underwriter’s cut-back provisions, less than seventy-five percent (75%) of the total amount of Registrable Common Stock that the Demanding Key Holder has requested to be included in such Demand Registration Statement are included therein.

(d) Number of Fully Marketed Underwritten Offerings. The Key Holders shall be entitled to request no more than six (6) (and no more than two (2) per Key Holder) Fully Marketed Underwritten Offerings pursuant to all of the Demand Registration Statements and Shelf Registration Statements and no more than two (2) Fully Marketed Underwritten Offerings pursuant to all of the Demand Registration Statements and Shelf Registration Statements in any twelve (12) month period. If the Demanding Key Holder intends to distribute the Registrable Common Stock covered by its request by means of a Fully Marketed Underwritten Offering, it shall so advise the Company as a part of its request made pursuant to Section 2(a) and the Company shall include such information in its written notice referred to in Section 2(b). In such event, (i) the right of any other Key Holder to include its Registrable Common Stock in such registration pursuant to Section 2(a) shall be conditioned upon such other Key Holder’s participation in such Fully Marketed Underwritten Offering on the terms set forth herein, and (ii) all Key Holders including Registrable Common Stock in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Key Holders greater than the obligations of the Key Holders pursuant to Section 10. If a Key Holder requests a Fully Marketed Underwritten Offering, the Company shall cause there to occur Full Cooperation in connection therewith. An underwritten offering shall not count as one of the permitted Fully Marketed Underwritten Offerings if there is not Full Cooperation in connection therewith.

(e) Priority on Demand Registrations. If, in connection with a Demand Registration pursuant to Section 2(a) commenced as an underwritten offering, the managing underwriter shall advise the Company that in its opinion the number of shares requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Common Stock requested by the Key Holders to be included in such registration on a pro rata basis, (ii) second, to the shares of Common Stock to be sold for the account of Company, and (iii) third, among all shares of Common Stock requested to be included in such registration by any other Persons allocated among such Persons in such manner as they may agree.

(f) Restrictions on Demand Registrations. If at the time of any request to register Registrable Common Stock by a Key Holder pursuant to Section 2(a), the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of forty-five (45) days from the date of such request, such right to delay a request to be exercised by the Company not more than twice in any three hundred sixty-five (365) day period but in no event may such two (2) forty-five (45) day periods be consecutive or so close in proximity as to cause a delay with respect to the filing of a Demand Registration Statement to be longer than sixty (60) days. The period during which any filing is so delayed hereunder is referred to as a “Demand Registration Delay Period”. In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Demand Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Key Holders to such effect, and, upon receipt of such notice, each of the Key Holders shall immediately discontinue any sales of Registrable Common Stock pursuant to such Demand Registration Statement until each of the Key Holders has received copies of a supplemented or amended Prospectus or until each of the Key Holders is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under the preceding sentence to suspend sales of Registrable Common Stock for a period in excess of forty-five (45) days consecutively or ninety (90) days in any three hundred (365) day period.

(g) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use commercially reasonable best efforts to keep such Demand Registration Statement effective for a period of at least eighteen (18) months from the date on which the SEC declares such Demand Registration Statement effective plus the duration of any Demand Registration Statement Delay Period and any period during which the use of a Prospectus is suspended pursuant to Section 2(f), or such shorter period that shall terminate on the earliest of (x) when all of the Registrable Common Stock covered by such Demand Registration Statement have been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein, and (y) when, in the opinion of counsel to the Key Holders, all outstanding Registrable Common Stock may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto.

3.	Shelf Registrations.

(a) Shelf Registration on Form S-3. At any time when the Company is eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), within twenty-one (21) days after receipt of a written request from the Key Holders holding at least fifty percent (50%) of the Registrable Common Stock (the “Shelf Registration Statement Filing Date”), the Company shall prepare and file or cause to be prepared and filed with the SEC a Registration Statement on Form S-3 (or any successor thereto) relating to the offering on a continuous or delayed basis pursuant to Rule 415 from time to time by the Key Holders of all then outstanding Registrable Common Stock (a “Shelf Registration” and any such Registration Statement filed on Form S-3 (or any successor thereto) a “Shelf Registration Statement”), in each case, in accordance with the methods of distribution set forth in such Shelf Registration Statement (which plan of distribution is attached as hereto as Exhibit A modified to be consistent with then current market practice and in accordance with then applicable securities laws, rules and regulations) and, thereafter, shall use its commercially reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter. Notwithstanding the foregoing, the Company may be able combine a Shelf Registration Statement from primary and/or secondary offerings. Furthermore, the Company shall not be required to prepare and file a Shelf Registration Statement if all Registrable Common Stock shall have been sold or if, in the opinion of counsel to the Key Holders, all outstanding Registrable Common Stock may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto.

(b) Underwritten Shelf Takedowns. At any time and from time to time after a Shelf Registration Statement has been declared effective by the SEC, any Key Holder may request, in writing (an “Underwritten Takedown Request”), that the Company effect on underwritten shelf takedown (other than a “registered direct” or other agented transaction that does not involve the preparation of a preliminary prospectus or a preliminary prospectus supplement in the case of any offering pursuant to a Shelf Registration Statement) of all or a portion of such Key Holder’s Registrable Common Stock (an “Underwritten Shelf Takedown”), in accordance with the terms specified in such Underwritten Takedown Request. In connection with each such Underwritten Shelf Takedown, the Company shall cause there to occur Full Cooperation.

(c) Notice of Underwritten Shelf Takedowns. Upon receipt of any request for an Underwritten Shelf Takedown, the Company shall promptly, but in any event within five (5) Business Days after the Company’s receipt of an Underwritten Takedown Request from a Key Holder, give written notice of such proposed Underwritten Shelf Takedown to all other Key Holders. Such other Key Holders shall have the right, by giving written notice to the Company within five (5) days after the Company provides its notice, to elect to have included in such Underwritten Shelf Takedown such shares of their Registrable Common Stock as such other Key Holders may request in such notice of election, subject to the terms of Section 3(e). In such event, (i) the right of any other Key Holder to include its Registrable Common Stock in such Underwritten Shelf Takedown pursuant to this Section 3 shall be conditioned upon such other Key Holder’s participation in such Underwritten Shelf Takedown on the terms set forth herein, and (ii) all Key Holders including Registrable Common Stock in such Underwritten Shelf Takedown shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Key Holders greater than the obligations of the Key Holders pursuant to Section 10. Thereupon, the Company shall, as expeditiously as possible, use its commercially reasonable best efforts to effect the Underwritten Shelf Takedown covering all of the Registrable Common Stock which the Company has been requested to include in such Underwritten Shelf Takedown.

(d) Limitations on Takedowns. There shall be no limit on the aggregate number of takedowns off such Shelf Registration Statement; provided, however, that the Company shall not be obligated to effect (i) more than six (6) (and no more than two (2) per Key Holder) Fully Marketed Underwritten Offerings pursuant to all Demand Registration Statements and Shelf Registration Statements, (ii) two (2) Fully Marketed Underwritten Offerings pursuant to all Demand Registration Statements and Shelf Registration Statements in any twelve (12) month period. For purposes of this Section 3(d), an Underwritten Shelf Takedown shall not be counted as a Fully Marketed Underwritten Offering (i) if the requesting Key Holder withdraws its request and (X) such withdrawal is as a result of information concerning the business or financial condition of the Company which is made known to the Key Holders after the date on which such Underwritten Shelf Takedown was requested or (Y) the Key Holder making such demand agrees to pay the Registration Expenses therefore pursuant to Section 9; (ii) if, as a result of an exercise of the underwriter’s cut-back provisions, less than seventy-five percent (75%) of the total amount of Registrable Common Stock that Key Holders have requested to be included in such Underwritten Shelf Takedown are sold or (iii) there is not Full Cooperation by the Company in connection therewith.

(e) Priority of Underwritten Shelf Registration Takedowns. If, in connection with an Underwritten Shelf Takedown pursuant to this Section 3, the managing underwriter shall advise the Company that in its opinion the number of shares requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Common Stock requested by the Key Holders to be included in such Underwritten Shelf Takedown on a pro rata basis, (ii) second, to securities to be sold on account of the Company and (iii) third, among all shares of Common Stock requested to be included in such registration by any other Persons allocated among such Persons in such manner as they may agree.

(f) Restrictions on Underwritten Shelf Takedowns. If at the time of any request to effect an Underwritten Shelf Takedown by a Key Holder pursuant to Section 3(b), the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested Underwritten Shelf Takedown, then the Company may at its option direct that such request be delayed for a period not in excess of forty-five (45) days from the date of such request, such right to delay a request to be exercised by the Company not more than twice in any three hundred sixty-five (365) day period but in no event may such two (2) forty-five (45) day periods be consecutive or so close in proximity as to cause a delay with respect to such Underwritten Shelf Takedown to be longer than sixty (60) days. The period during which any filing is so delayed hereunder is referred to as an “Underwritten Shelf Takedown Delay Period”. In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Shelf Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Key Holders to such effect, and, upon receipt of such notice, each of the Key Holders shall immediately discontinue any sales of Registrable Common Stock pursuant to such Shelf Registration Statement until each of the Key Holders has received copies of a supplemented or amended Prospectus or until the Key Holders are advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under the preceding sentence to suspend sales of Registrable Common Stock for a period in excess of forty-five (45) days consecutively or ninety (90) days in any three hundred sixty-five (365) day period.

(g) Effective Period of Shelf Registration. The Company shall use its commercially reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 3(a) continuously effective (including by filing supplements and amendments) in order to permit the Prospectus forming part thereof to be usable by the Key Holders for such period that will terminate upon the earliest to occur of the following: (i) when all Registrable Common Stock have been sold pursuant to such Shelf Registration Statement, (ii) when, in the opinion of counsel to the Key Holders, all outstanding Registrable Common Stock may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto and (iii) three (3) years from the date on which the SEC declares such Shelf Registration Statement effective plus the duration of any Underwritten Shelf Registration Delay Period and any period during which the use of a Prospectus is suspended pursuant to Section 3(f).

4.	Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), for its own account (a “Piggyback Registration”), the Company shall give prompt written notice, in any event within five (5) Business Days of the Company’s decision to effect a sale or registration, to the Key Holders of its intention to effect such sale or registration and, subject to Section 4(b), shall include in such registration all Registrable Common Stock with respect to which the Company has received a written request from the Key Holders for inclusion therein within ten (10) days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Key Holders’ right to immediately request a Demand Registration hereunder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2 of this Agreement or an Underwritten Shelf Takedown for purposes of Section 3 of this Agreement.

(b) Priority on Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten primary registration or Underwritten Shelf Takedown on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Common Stock requested to be included therein by the Key Holders, and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company.

5.	Other Registrations.

The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 and with respect to registrations on Form S-4 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are (a) not more favorable than or inconsistent with the rights granted to the Key Holders, and (b) that do not adversely affect the priorities set forth herein of the Key Holders.

6.	Selection of Underwriters.

If any of the Registrable Common Stock covered by a Demand Registration Statement or a Shelf Registration Statement is to be sold in an underwritten offering, the Key Holder making the demand or requesting the Underwritten Shelf Takedown shall have the right to select the managing underwriter(s) to administer the offering subject to the prior approval of the Company, which approval shall not be unreasonably withheld.

7.	Holdback Agreements.

Each of the Key Holders (regardless of whether or not such Key Holder is a selling stockholder in any underwritten Demand Registration, Underwritten Shelf Takedown or underwritten Piggyback Registration, and, in each case, with respect to the Registrable Common Stock not included in such underwritten offering) and the Company agrees not to, and the Company, if requested by the lead managing underwriter, shall obtain from its directors and executive officers (other than with respect to shares deemed to be beneficially owned by such officer or director or an Affiliate of such officer or director which are included in the underwritten offering), and use its commercially reasonable best efforts to obtain from its beneficial owners of five percent (5%) or more of the Company’s outstanding voting stock, agreements (in the underwriters’ customary form) not to, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the ninety (90) days beginning on the effective date of any underwritten Demand Registration Statement or any underwritten Piggyback Registration Statement or the pricing date of any Underwritten Shelf Registration Takedown (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period, provided, however, that (i) the lock-up agreements, if any, with the Company’s officers and directors shall be on terms no less favorable than those of the Key Holders; and (ii) if (A) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last seventeen (17) days of the lock-up period, or (B) prior to the expiration of the holdback period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the holdback period, the restrictions imposed by this Section 7 shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if any research published or distributed by any underwriter on the Company would be compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

The Company may impose stop-transfer instructions with respect to the Registrable Common Stock not included in the underwritten offering or other securities subject to the foregoing restriction until the end of the applicable holdback period.

8.	Procedures.

(a) Whenever a Key Holder requests that any Registrable Common Stock be registered or sold pursuant to this Agreement, the Company shall use commercially reasonable best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use commercially reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and at least three (3) Business Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown), furnish to the selling Key Holders and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the selling Key Holders, the exhibits incorporated by reference, and the selling Key Holders (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the selling Key Holders (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective as set forth in Section 2 or 3, as applicable, hereof, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Key Holders thereof set forth in such Registration Statement and, in the case of the Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by the Key Holders or any underwriter(s) in connection with each shelf takedown;

(iii) furnish to the selling Key Holders such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the selling Key Holders and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Common Stock, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

(iv) use commercially reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as any underwriter(s) reasonably requests to enable the Key Holders and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Common Stock (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

(v) promptly notify the selling Key Holders and any underwriter(s), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the selling Key Holders or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) in the case of an underwritten offering, (i) enter into such agreements (including underwriting agreements in customary form), (ii) take all such other actions as the selling Key Holders or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, causing senior management and other Company personnel to cooperate with the Key Holders and the underwriter(s) in connection with performing due diligence), (iii) cause its counsel to issue opinions of counsel in form, substance and scope as are customary in underwritten offerings, addressed and delivered to the underwriter(s) and the selling Key Holders and (iv) cause its independent certified public accountants to issue “comfort letters” in form, substance and scope as are customary in underwritten offerings, addressed and delivered to the underwriter, if any, and the Company shall request for such “comfort letters” to also be addressed and delivered to each selling Key Holders;

(vii) in connection with each Fully Marketed Underwritten Offering requested by the Key Holders under Section 2 or 3, cause there to occur Full Cooperation and, in all other cases, cause members of senior management of the Company to be available to participate in, and to cooperate with the underwriter(s) in connection with customary marketing activities (including select conference calls and one-on-one meetings with prospective purchasers);

(viii) make available for inspection by the Key Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Key Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the selling Key Holders, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(ix) use commercially reasonable best efforts to cause all such Registrable Common Stock to be listed or qualified on each securities exchange, if any, on which securities of the same class issued by the Company are then listed or traded;

(x) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

(xi) if requested, cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Common Stock pursuant thereto), letters from the Company’s independent registered public accountants addressed to each underwriter, if any, and request such letters to be addressed to the selling Key Holders, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings; and

(xii) promptly notify the selling Key Holders and the underwriter or underwriters, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to the Key Holders furnished to the Company by or on behalf of the Key Holders specifically for use therein).

(c) The Company shall make available to the selling Key Holders (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the selling Key Holders or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Common Stock. The Company will promptly notify the selling Key Holders of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any Free Writing Prospectus in connection with any registration statement covering Registrable Common Stock, without the prior written consent of the selling Key Holder and any underwriter which consent shall not be unreasonably withheld or delayed. Any consent to the use of a free writing prospectus included in an underwriting agreement to which the Key Holders are parties shall be deemed to satisfy the requirement for such consent.

(e) The Company may require the Key Holders to furnish to the Company any other information regarding the Key Holders and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement.

9.	Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and FINRA filing fees), fees and expenses of compliance with securities or “blue sky” laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of printing and distributing Prospectuses in preliminary and final form as well as any amendments or supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions) shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) In connection with each registration initiated hereunder (whether a Demand Registration, Shelf Registration, Piggyback Registration or any Fully Marketed Underwritten Offering under each of the foregoing), the Company shall pay, or shall reimburse the Key Holders for, the reasonable fees and disbursements of one law firm chosen by the Key Holders as their counsel.

(c) The obligation of the Company to bear the expenses described in Section 9(a) and to pay or reimburse the Key Holders for the expenses described in Section 9(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

10.	Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Key Holders and their respective officers, directors, employees and Affiliates and each Person who controls the Key Holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws; provided, however that the Company shall not be liable in any case to the extent any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission contained in the Registration Statement, Prospectus or preliminary prospectus or any Issuer Freewriting Prospectus or any amendment thereto or supplement thereof in reliance upon and in conformity with information relating to the Key Holders furnished in writing to the Company by the Key Holders expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriter(s), their officers, employees and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Key Holders.

(b) In connection with any Registration Statement in which the Key Holders are participating, the Key Holders shall furnish to the Company, in writing, such information as the Company reasonably determines, based on the advice of counsel, is required to be included in any such Registration Statement or Prospectus and shall indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Key Holders furnished in writing to the Company by the Key Holders expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in or pursuant to this Section 10 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Key Holders be greater in amount than the amount of net proceeds received by the Key Holders upon such sale.

11.	Liquidated Damages.

The Company and each Investor and each Additional Investor agrees that each Investor and each Additional Investor will suffer damages if the Company fails to fulfill its obligations pursuant to this Agreement and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Company hereby agrees to pay partial liquidated damages and not a penalty (“Liquidated Damages”) to each Key Holder whose Registrable Common Stock are included in a Demand Registration Statement filed pursuant to Section 2 or in a Shelf Registration Statement filed pursuant to Section 3 if: (a) such registration statement is not filed by the Company on or before the Demand Registration Filing Date, in the case of a Demand Registration Statement, or on or before the Shelf Registration Statement Filing Date, in the case of a Shelf Registration Statement (such an event, a “Filing Default”); (b) such registration statement is not declared effective by the SEC on or prior to the earlier of (i) the date that is forty-five (45) calendar days following the Demand Registration Statement Filing Date or Shelf Registration Statement Filing Date, as applicable, or ninety (90) calendar days in the event of a full review of the registration statement by the SEC) and (ii) the fifth (5th) Business Day after the SEC advises the Company that the Demand Registration Statement or Shelf Registration Statement, as applicable, will not be reviewed or that the SEC has no further comments on the Demand Registration Statement or Shelf Registration Statement, as applicable (such an event, an “Effectiveness Default”); (c) such Demand Registration Statement providing for resale pursuant to Rule 415 or Shelf Registration Statement, as applicable, after its effectiveness date ceases to be effective and available to such Key Holder for any continuous period that exceeds forty-five (45) days or for one or more period that exceeds in the aggregate ninety (90) days in a twelve (12) month period (such an event, a “Suspension Default”) or (d) the Company delays a Key Holder’s request for an Underwritten Shelf Takedown for a period that exceeds sixty (60) days (such an event, a “Takedown Default” and together with a Filing Default, Effectiveness Default and Suspension Default, a “Registration Default”). The foregoing notwithstanding, during any periods that the Company is unable to meet its obligations under this Section 11 with respect to the registration of the Registrable Common Stock because any Key Holder fails to furnish information regarding such Key Holder required to be included in any Demand Registration Statement or Shelf Registration Statement within five (5) Business Days after receipt by the Key Holder of the Company’s request for such information (a “Defaulting Holder”), the time periods set forth in clauses (a) through (d) above shall be extended solely with respect to such Defaulting Holder by the number of days of any such delay in providing the required information and any Liquidated Damages accruing solely with respect to such Defaulting Holder at such time shall be tolled and the Registration Default that may otherwise occur as a result of such delay solely with respect to such Defaulting Holder shall be suspended, until such required information is delivered by the Defaulting Holder to the Company. For further clarification, the Company shall remain obligated to pay Liquidated Damages with respect to Registration Defaults to any Key Holder that is not a Defaulting Holder. In the event of a Registration Default, the Company shall as Liquidated Damages pay to each of the requesting Key Holders, for each thirty (30) day period of a Registration Default, an amount in cash equal to one percent (1%) of the aggregate value of each such requesting Key Holder’s Registrable Common Stock on the date hereof calculated in accordance with Exhibit B hereto (the “Aggregate Value”) up to a maximum of seven and one-half percent (7.5%) of the Aggregate Value provided that Liquidation Damages in respect of a Suspension Default or a Takedown Default shall not be payable in relation to Registrable Common Stock not owned by such Key Holder at the time of the Suspension Default or Takedown Default. The Company shall pay the Liquidated Damages the date of each such Registration Default and in each monthly anniversary thereof until the applicable Registration Default is cured. The Liquidated Damages payable herein shall apply on a pro rata basis for any portion of a thirty (30) day period of a Registration Default. The Liquidated Damages payable herein shall be in addition to any other rights the Key Holders have hereunder or under applicable law.

12.	Rule 144.

So long as the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Key Holders may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Key Holders to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Key Holders, the Company will deliver to the Key Holders a written statement within two (2) Business Days of such request as to whether it has complied with such information and requirements.

13.	Free Writing Prospectuses.

Each Key Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock without the prior written consent of the Company and, in connection with any underwritten offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

14.	Transfer of Registration Rights.

(a) The Key Holders may transfer all or any portion of their then-remaining rights under this Agreement to any transferee who acquires at least fifteen percent (15%) of the Registrable Common Stock initially received by the Key Holders pursuant to the Plan (each, a “transferee”). Any transfer of registration rights pursuant to this Section 14 shall be effective upon receipt by the Company of (i) written notice from the Key Holders stating the name and address of any transferee and identifying the amount of Registrable Common Stock with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from the transferee to be bound by all of the terms of this Agreement. In connection with any such transfer, the term “Key Holders” as used in this Agreement shall, where appropriate to assign such rights to such transferees, be deemed to refer to the transferee holders of such Registrable Common Stock. The Key Holders and such transferees may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining rights hereunder) as they shall agree among themselves. For further clarification, (i) in no event shall the aggregate number of rights to request a Demand Registration hereunder (the “Demand Rights”) be greater than the number of Demand Rights granted on the date hereof and (ii) the initial Key Holders and their transferees shall not have in the aggregate a greater number of Demand Rights than such number of Demand Rights remaining at the time of any such transfer.

(b) After such transfer, the Key Holders shall retain their rights under this Agreement with respect to all other Registrable Common Stock owned by the Key Holders. Upon the request of the Key Holders, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.

15.	Termination.

This Agreement shall terminate upon the earliest to occur of (i) October 16, 2018, (ii) when all shares of Registrable Common Stock have been sold, (iii) when, in the opinion of counsel to the Key Holders, all outstanding Registrable Common Stock held by all Key Holders may be resold without registration and without volume limitations pursuant to Rule 144 under the Securities Act or (iv) Key Holders representing fifty percent (50%) of the Registrable Common Stock agree, by written consent, to terminate this Agreement.

16.	Miscellaneous.

(a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Key Holders, shall also be sent via e-mail,

If to the Company, to:

Silicon Graphics, Inc.

1140 East Arques Avenue

Sunnyvale, CA 94085

Attention: Mr. Barry Weinert

Vice President and General Counsel

Fax: (650) 933-0298

- with a copy to –

Cooley Godward Kronish LLP

101 California Street

Fifth Floor

San Francisco, CA 94111

Attention: Ms. Jodie M. Bourdet

Fax: (415) 693-2222

If to the Key Holders to the address set forth in Exhibit C and if to any transferee Key Holders, to the address of such transferee Key Holders set forth in the transfer documentation provided to the Company, in each case with copies to (which shall not constitute notice) their respective counsel at the address set forth in Exhibit C, or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If the outstanding Common Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Common Stock and, if requested by the Key Holders or a permitted transferee, shall further evidence such obligation by executing and delivering to the Key Holders and such transferee a written agreement to such effect in form and substance satisfactory to the Key Holders.

(d) Governing Law. The internal laws of the State of Delaware shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to its principles of conflicts of laws that would implicate the substantive or procedural laws of any other jurisdiction.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 16(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Key Holders holding fifty percent (50%) of the Registrable Common Stock.

(l) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Person who is an Affiliate of any of the Key Holders will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

[Execution Pages Follow]

This Amended and Restated Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

SILICON GRAPHICS, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	Senior Vice President and Chief Financial Officer

This Amended and Restated Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

WATERSHED CAPITAL PARTNERS, L.P.

By:	WS Partners, L.L.C., its General Partner

By:	/s/ Meridee Moore
Name:	Meridee Moore
Title:	Senior Managing Member

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	WS Partners, L.L.C., its General Partner

By:	/s/ Meridee Moore
Name:	Meridee Moore
Title:	Senior Managing Member

WATERSHED CAPITAL PARTNERS (OFFSHORE), LTD.

By:	Watershed Asset Management, L.L.C., its Investment Manager

By:	/s/ Meridee Moore
Name:	Meridee Moore
Title:	Senior Managing Member

This Amended and Restated Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

MONARCH DEBT RECOVERY MASTER FUND LTD

By:	Monarch Alternative Capital LP
Its:	Advisor

By:	/s/ Michael Weinstock
Name:	Michael Weinstock
Title:	Managing Principal

MONARCH OPPORTUNITIES MASTER FUND LTD

By:	Monarch Alternative Capital LP
Its:	Advisor

By:	/s/ Michael Weinstock
Name:	Michael Weinstock
Title:	Managing Principal

MONARCH INCOME FUND MASTER LTD

By:	Monarch Alternative Capital LP
Its:	Advisor

By:	/s/ Michael Weinstock
Name:	Michael Weinstock
Title:	Managing Principal

Exhibit A

PLAN OF DISTRIBUTION

Silicon Graphics, Inc. [or the defined term referring to Silicon Graphics, Inc.] is registering the shares of common stock covered by this prospectus for the selling stockholders. As used in this prospectus, “selling stockholders” includes the donees, transferees, pledgees or others who may later hold the selling stockholders’ interests. Pursuant to a registration rights agreement between the Silicon Graphics and the selling stockholders, Silicon Graphics agreed to register the common stock owned by the selling stockholders and to indemnify the selling stockholders against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, Silicon Graphics also agreed to pay the costs and fees of registering the shares of common stock; however, the selling stockholders will pay any brokerage commissions or underwriting discounts relating to the sale of the shares of common stock.

The selling stockholders may sell the common stock being offered hereby in one or more of the following ways at various times:

•	to underwriters for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The selling stockholder may offer its shares of common stock in one or more offerings pursuant to one or more prospectus supplements, if required by applicable law, and any such prospectus supplement will set forth the terms of the relevant offering to the extent required. To the extent the shares of common stock offered pursuant to a prospectus supplement remain unsold, the selling stockholders may offer those shares of common stock on different terms pursuant to another prospectus supplement.

The selling stockholders will act independently of Silicon Graphics in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the common stock on any national securities exchange on which the common stock may be listed and traded or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the common stock will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the common stock by the selling stockholders may also be effected through the issuance by the selling stockholders or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the selling stockholders may sell some or all of the shares of common stock covered by this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

•	sell common stock short itself and redeliver such shares to close out its short positions;

•

enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition,                      may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from                     or others to settle such sales and may use securities received from                     to close out any related short positions.                      may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the common stock covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any; and

•

the public offering price of the common stock and the proceeds to the selling stockholders and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling stockholders may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. The selling stockholders and any broker-dealers involved in the sale or resale of the common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any the selling stockholders qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

In addition to selling its common stock under this prospectus, the selling stockholders may:

•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

•	transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

•	sell its common stock by any other legally available means.

Exhibit B

Silicon Graphics, Inc.

Liquidated Damages Calculation

(US Dollars)

Share Price Calculations
Disclosure Statement Equity Value	$179,100,000
Shares Outstanding(1)	11,125,000
Share Price	$16.10

Aggregate Consideration
Total Shares Received by Backstop Providers	5,632,194
Total Value of Shares Received	$90,671,995.09
Liquidated Damages at 1.0%	$906,719.95
Liquidated Damages at 7.5%	$6,800,399.63

(1)	Assumes full exercise of the Over-Allotment by the Backstop Providers.

Exhibit C

Investors

WATERSHED CAPITAL PARTNERS, L.P.

c/o Watershed Asset Management, L.L.C.

One Maritime Plaza

Suite 1525

San Francisco, CA 94111

Attention: Kevin Katari

Fax: (415) 391-3919

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P.

c/o Watershed Asset Management, L.L.C.

One Maritime Plaza

Suite 1525

San Francisco, CA 94111

Attention: Kevin Katari

Fax: (415) 391-3919

WATERSHED CAPITAL PARTNERS (OFFSHORE), LTD.

c/o Watershed Asset Management, L.L.C.

One Maritime Plaza

Suite 1525

San Francisco, CA 94111

Attention: Kevin Katari

Fax: (415) 391-3919

MONARCH DEBT RECOVERY MASTER FUND LTD

c/o Monarch Alternative Capital LP

375 Park Avenue

New York, NY 10152

Attention: Chun Won Yi

Fax: (866) 648-6526

MONARCH OPPORTUNITIES MASTER FUND LTD

c/o Monarch Alternative Capital LP

375 Park Avenue

New York, NY 10152

Attention: Chun Won Yi

Fax: (866) 648-6526

MONARCH INCOME MASTER FUND LTD

c/o Monarch Alternative Capital LP

375 Park Avenue

New York, NY 10152

Attention: Chun Won Yi

Fax: (866) 648-6526

ADAGIO FUND

c/o Symphony Asset Management LLC

555 California Street, Suite 2975

San Francisco, CA 94104-1503

Attention: Neil L. Rudolph

Fax: (415) 676-2480

ANDANTE FUND, L.P.

c/o Symphony Asset Management LLC

555 California Street, Suite 2975

San Francisco, CA 94104-1503

Attention: Neil L. Rudolph

FAX: (415) 676-2480

ARPEGGIO FUND

c/o Symphony Asset Management LLC

555 California Street, Suite 2975

San Francisco, CA 94104-1503

Attention: Neil L. Rudolph

Fax: (415) 676-2480

ENCORE FUND, L.P.

c/o Symphony Asset Management LLC

555 California Street, Suite 2975

San Francisco, CA 94104-1503

Attention: Neil L. Rudolph

Fax: (415) 676-2480

RHAPSODY FUND, L.P.

c/o Symphony Asset Management LLC

555 California Street, Suite 2975

San Francisco, CA 94104-1503

Attention: Neil L. Rudolph

Fax: (415) 676-2480

“SEPARATE ACCOUNT A”

c/o Symphony Asset Management LLC

555 California Street, Suite 2975

San Francisco, CA 94104-1503

Attention: Neil L. Rudolph

Fax: (415) 676-2480

“SEPARATE ACCOUNT B”

c/o Symphony Asset Management LLC

555 California Street, Suite 2975

San Francisco, CA 94104-1503

Attention: Neil L. Rudolph

Fax: (415) 676-2480

TEMPO 05 FUND

c/o Symphony Asset Management LLC

555 California Street, Suite 2975

San Francisco, CA 94104-1503

Attention: Neil L. Rudolph

Fax: (415) 676-2480

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP

One Gorham Island

Westport, Connecticut 06880

Attention: Edward F. Glassmeyer

Fax: (203) 227-0372

LB I GROUP, INC.

c/o Lehman Brothers Inc.

399 Park Avenue, 9th Floor

New York, NY 10022

Attention: Eric Salzman

Fax: (646) 758-3071

WASATCH PARTNERS II, LLC

One South Main St., 8th Floor

Salt Lake City, UT 84111

WASATCH VENTURE FUND III, LLC

One South Main St., 8th Floor

Salt Lake City, UT 84111

DALLIN BAGLEY

2350 Oakhill Drive

Salt Lake City, UT 84121

BRYCE PANZER

1360 Yale Avenue

Salt Lake City, UT 84105

IN EACH CASE WITH A COPY TO:

Goodwin Procter LLP

599 Lexington Avenue

New York, NY 10022

Attention: Allan S. Brilliant, Esq.

Fax: (212) 355-3333

EXHIBIT D

Additional Investors

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP
Address:	One Gorham Island
Westport, Connecticut 06880
Attention: Edward F. Glassmeyer
Telecopier: 203 227 0372

LB I GROUP, INC.
Address:	c/o Lehman Brothers Inc.
399 Park Avenue
9th Floor
New York, NY 10022
Attention: Eric Salzman
Telecopier: 646 758 3071

WASATCH PARTNERS II, LLC

Address:	One South Main St., 8th Floor
Salt Lake City, UT 84111

WASATCH VENTURE FUND III, LLC

Address:	One South Main St., 8th Floor
Salt Lake City, UT 84111

DALLIN BAGLEY

Address:	2350 Oakhill Drive
Salt Lake City, UT 84121

BRYCE PANZER

Address:	1360 Yale Avenue
Salt Lake City, UT 84105